Exhibit 28 (b) under Form N-1A
Exhibit 3 (ii) under Item 601/Reg. S-K

BY-LAWS

of

FEDERATED HERMES MONEY MARKET OBLIGATIONS TRUST
(effective as of June 26, 2020)
(formerly: Money Market Obligations Trust)

a Massachusetts Business Trust

Effective as of November 11, 2015

INTRODUCTION

A. Agreement and Declaration of Trust. These By-laws shall be subject to the Amended and Restated Declaration of Trust, as from time to time, in effect (the “Declaration of Trust”), of Money Market Obligations Trust, a Massachusetts business trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE I
OFFICES

Section 1. PRINCIPAL OFFICES. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the Commonwealth of Massachusetts.

Section 2. MASSACHUSETTS OFFICE. The Trustees shall establish a registered office in the Commonwealth of Massachusetts and shall appoint a registered agent for service of process in the Commonwealth of Massachusetts.

Section 3. OTHER OFFICES. The Board of Trustees (the “Board”) may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. Meetings. No annual meetings of the Shareholders (or any class or series) need by held. Special meetings of the Shareholders (or any class or series) shall be called by the Secretary at the request, in writing or by resolution, by the Chairman of the Board or by a majority of the Trustees, or at the written request of the holder or holders of ten percent (10%) or more of the total number of the then issued and outstanding shares of the Trust or of the relevant series or class, entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

Section 2. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the Commonwealth of Massachusetts designated by the Board. In the absence of any such designation by the Board, Shareholders’ meetings shall be held at the principal executive office of the Trust. For purposes of these By-laws, the term “Shareholder” shall mean a record owner of shares of the Trust.

Section 3. CALL OF MEETING. Meetings of the Shareholders shall be called as provided in Section 1 of this Article II.

Section 4. NOTICE OF SHAREHOLDERS’ MEETING. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than seven (7) nor more than sixty (60) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Shareholders shall be given either personally or by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s or its transfer agent’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication to the Trust’s principal executive office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written communication.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any Shareholders’ meeting shall be executed by the Secretary, assistant secretary, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

A notice given by a Shareholder to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person, (C) the date such shares were acquired and the investment intent of such acquisition, and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder or any Shareholder affiliate or family member (including any anticipated benefit to the Shareholder or any Shareholder affiliate or family member therefrom) and of each beneficial owner of shares of the Trust, if any, on whose behalf the proposal is made; (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, of such beneficial owner, (2) the class and number of shares of stock of the Trust which are owned beneficially or of record by such Shareholder and/or such beneficial owner, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such Shareholder or beneficial owner with respect to any share of the Trust (collectively “Hedging Activities”), and (4) the extent to which such Shareholder or such beneficial owner, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company; and (iv) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice.

Section 6. CONDUCT OF MEETINGS. The Chairman of the Board, if present, shall preside at each meeting of Shareholders. In the absence of the Chairman of the Board, the meeting shall be chaired by the President, or if the President is not present, by any Vice President, or if none of them is present, then by the person selected for such purpose at the meeting. In the absence of the Secretary or an Assistant Secretary, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. At every meeting of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions concerning the qualification of voters and the validity of proxies, the acceptance or rejection of votes, and procedures for the conduct of business not otherwise specified by these By-laws, the Declaration of Trust or applicable law, shall be decided or determined by the chairman of the meeting.

Section 7. ADJOURNED MEETING; NOTICE. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by the chairman of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Shareholders’ meeting prior to adjournment.

When any Shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred twenty (120) days from the date of the original meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

Section 8. VOTING. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust and these By-laws, as in effect at such time. On any matters submitted to a vote of the Shareholders, all shares then entitled to vote shall be voted in the aggregate, except: (i) when required by the 1940 Act, shares shall be voted by individual series or class; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more series, then only the Shareholders of such series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more classes, then only the Shareholders of such classes shall be entitled to vote thereon. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. Except when a larger vote is required by any provision of the Declaration of Trust or these By-laws or by applicable law, when a quorum is present at any meeting, a majority of the shares voted shall decide any questions and a plurality of the shares voted shall elect a Trustee, provided that where any provision of applicable law, the Declaration of Trust or these By-laws requires the holders of any series to vote as a series or the holders of a class to vote as a class, then a majority of the shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned. There shall be no cumulative voting in the election or removal of Trustees.

The Shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the Shareholder fails to specify the number of shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total shares that the Shareholder is entitled to vote on such proposal.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Shareholders’ meeting. Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority or other specified percentage of outstanding voting securities for approval.

Section 9. QUORUM. Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-laws, one-fourth (25%) of the shares outstanding and entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more series or classes is required, one-fourth (25%) of the outstanding shares of each such series or class entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum of such series or class.

Section 10. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of a meeting of Shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 11. PROXIES. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the Secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 11. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Laws of Massachusetts.

With respect to any Shareholders’ meeting, the Board may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Shareholder’s authorization is received within eleven (11) months before the meeting. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

Section 12. INSPECTORS OF ELECTION. Before any meeting of Shareholders, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairman of the meeting may appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill the vacancy.

The inspector shall:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result of voting or consents; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 13. Record Date. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board may fix in advance a record date which shall not be more than sixty (60) days before the date of any such meeting.

If the Board does not so fix a record date:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day before the notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days before the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

For the purpose of determining the Shareholders of any series or class who are entitled to receive payment of any dividend or of any other distribution, the Board may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such series or class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board from setting different record dates for different series or classes.

ARTICLE III

TRUSTEES

Section 1. TRUSTEES AND VACANCIES. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or these By-laws.

Vacancies in the Board may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board calls a meeting of Shareholders for the purpose of filling such vacancies. In the event that all Trustee offices become vacant, an authorized officer of the investment adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

Section 2. MEETINGS; PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees, other than regular or stated meetings, shall be held as provided in Section 4 below. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

All meetings of the Board may be held at any place within or outside the Commonwealth of Massachusetts that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting for purposes of the General Laws of Massachusetts and, to the extent permitted, the 1940 Act.

Section 3. REGULAR MEETINGS. Regular meetings of the Board shall be held without call or notice at such places and at such times as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice, provided that any Trustee who is absent when the determination to hold a meeting is made shall be given notice of the determination.

Section 4. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Secretary at the written request of the Chairman or any Trustee, and if the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the Chairman or such Trustee[s] may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least forty-eight (48) hours before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 5. ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees and shall be treated as a vote for all purposes. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 6. QUORUM; VOTING. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 8 of this Article III. Except as otherwise required by the Declaration of Trust, these By-laws or by applicable law, every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 7. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that Trustee.

Section 8. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given.

Section 9. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 9 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 10. SPECIAL ACTION. When all the Trustees shall be present at any meeting, however called, or whenever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

ARTICLE IV
COMMITTEES

Section 1. COMMITTEES OF TRUSTEES. The Board may, by resolution adopted by a majority of the Trustees then in office, designate one or more committees as set forth in the Declaration of Trust, to serve at the pleasure of the Board. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Board. The Board may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee. Notice of meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may at any time in their sole discretion abolish any committee or rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of the Declaration of Trust and applicable law.

Section 2. PROCEEDINGS; QUORUM; ACTION. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

Section 3. EXECUTIVE COMMITTEE. The Trustees may elect from their own number an Executive Committee to consist of not less than two members. The Executive Committee shall be elected by a resolution passed by a vote of at least a majority of the Trustees then in office. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by vote of the Trustees.

Section 4. VACANCIES IN EXECUTIVE COMMITTEE. Vacancies occurring in the Executive Committee from any cause shall be filled by the Trustees by a resolution passed by the vote of at least a majority of the Trustees then in office.

Section 5. EXECUTIVE COMMITTEE TO REPORT TO TRUSTEES. All action by the Executive Committee shall be reported to the Trustees at their meeting next succeeding such action.

Section 6. PROCEDURE OF EXECUTIVE COMMITTEE. The Executive Committee shall fix its own rules of procedure not inconsistent with these By-Laws or with any directions of the Trustees. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Trustees. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all the members of the Committee present shall be necessary for the taking of any action.

Section 7. POWERS OF EXECUTIVE COMMITTEE. During the intervals between the Meetings of the Trustees, the Executive Committee, except as limited by the Declaration of Trust, these By-Laws or by specific directions of the Board, shall possess and may exercise all the powers of the Trustees in the management and direction of the business and conduct of the affairs of the Trust in such manner as the Executive Committee shall deem to be in the best interests of the Trust, and shall have power to authorize the Seal of the Trust to be affixed to all instruments and documents requiring same. Notwithstanding the foregoing, the Executive Committee shall not have the power to elect Trustees, increase or decrease the number of Trustees, elect or remove any officer, issue shares or recommend to shareholders any action requiring shareholder approval, or amend these By-Laws.

ARTICLE V
OFFICERS

Section 1. OFFICERS. The officers of the Trust shall be a president, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a treasurer, and a secretary. The Trust may also have, at the discretion of the Board, one or more vice chairmen (who need not be a Trustee), and other officers or agents, including one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person except the offices of president and executive vice president, senior vice president or vice president may not be held by the same person concurrently. Any officer may be, but need not be, a Trustee or Shareholder.

Section 2. ELECTION OF OFFICERS. The officers of the Trust shall be elected by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment. The officers shall be elected annually by the Trustees. Each officer shall hold office for one year and until the election and qualification of his successor, or until earlier resignation or removal.

Section 3. SUBORDINATE OFFICERS. An executive vice president, senior vice president or vice president, the secretary or the treasurer may appoint an assistant vice president, an assistant secretary or an assistant treasurer, respectively, to serve until the next election of officers.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board by a majority vote of the Trustees then in office, or by an officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Board.

Section 6. CHAIRMAN OF THE BOARD. The Trustees shall annually elect a Trustee to serve as Chairman of the Board. The Chairman of the Board shall, if present, preside at meetings of the Board and Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board or prescribed by these By-Laws. In the absence, resignation, disability or death of the President, the Chairman shall exercise all the powers and perform all the duties of the President until his or her return, such disability shall be removed or a new President shall have been elected. It shall be understood that the election of any Trustee as Chairman shall not impose on that person any duty, obligation, or liability that is greater than the duties, obligations, and liabilities imposed on that person as a Trustee in the absence of such election, and no Trustee who is so elected shall be held to a higher standard of care by virtue thereof.

The Chairman may resign at any time by giving written notice of resignation to the Board. Any such resignation shall take effect at the time specified in such notice, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The Chairman may be removed by majority vote of the Board with or without cause at any time.

Any vacancy in the office of Chairman, arising from any cause whatsoever, may be filled for the unexpired portion of the term of the office which shall be vacant by the vote of the Board.

If, for any reason, the Chairman is absent from a meeting of the Board, the Board may select from among its members who are present at such meeting a Trustee to preside at such meeting.

Section 7. VICE CHAIRMAN. Any Vice Chairman shall perform such duties as may be assigned to him from time to time by the Board.

Section 8. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the President shall be the principal executive officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business and the other officers of the Trust. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

Section 9. VICE PRESIDENT. In the absence or disability of the President and the Chairman of the Board, the Executive Vice President, Senior Vice President and Vice President, if any, in order of their rank as fixed by the Board or if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all powers of, and be subject to all the restrictions upon, the President. Each Executive Vice President, Senior Vice President and Vice President shall be authorized to sign documents on behalf of the Trust and shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chairman, the President, the Executive Committee, or these By-Laws.

Section 10. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of shares present or represented at Shareholders’ meetings, and the proceedings.

The Secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust’s administrator, transfer agent or registrar, as determined by resolution of the Board, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number, series and classes of shares held by each, the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board, the Chairman, the President, the Executive Committee or these By-Laws.

Section 11. TREASURER. The treasurer shall be the principal financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. The treasurer shall disburse the funds of the Trust as may be ordered by the Board, shall render to the President and Trustees, whenever they request it, an account of all of the treasurer’s transactions as principal financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

Section 12. CHIEF LEGAL OFFICER. The Chief Legal Officer, to the extent the Board may determine that such role shall exist rather than a qualified legal compliance committee, shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules (“Attorney Conduct Rules”) enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the “Act”). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Section 13. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures approved by the Board under Rule 38a-1 of the 1940 Act. Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the 1940 Act.

Section 14. COMPENSATION OF OFFICERS. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Board may determine. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

ARTICLE VI
RECORDS AND REPORTS

Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its offices or at the office of its transfer or other duly authorized agent, records of its Shareholders, which provide the names and addresses of all Shareholders and the number, series and classes, if any, of shares held by each Shareholder. Such records may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 2. MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BY-LAWS. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-Laws, as amended or restated from time to time, where they may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust. The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

If information is requested by a Shareholder, the Board, or, in case the Board does not act, the Chairman, President, any Vice President or the Secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

The Board, or, in case the Board does not act, the Chairman, President, any Vice President or the Secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII
GENERAL MATTERS

Section 1. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by the Board or as may be contracted to service providers.

Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. CERTIFICATES FOR SHARES. No certificates for shares of beneficial interest in any series shall be issued except as the Board may otherwise determine from time to time in its sole discretion. Should the Board authorize the issuance of such certificates, a certificate or certificates for shares of beneficial interest in any series of the Trust may be issued to a Shareholder upon the Shareholder’s request when such shares are fully paid. All certificates shall be signed in the name of the Trust by the Chairman of the Board or the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the series and class of shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

Section 4. LOST CERTIFICATES. Except as provided in Section 3 of this Article VII or this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board in its sole discretion may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6. HOLDERS OF RECORD. The Trust shall be entitled to treat the holder of record of any share or shares of the Trust as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

Section 7. FISCAL YEAR. The fiscal year of the Trust or any series shall be established, re-established or changed from time to time by resolution of the Board.

ARTICLE VIII
AMENDMENTS

Section 1. AMENDMENT. These By-Laws may be restated and/or amended at any time, without the approval of the Shareholders, by an instrument in writing signed by, or a resolution of, a majority of the Trustees then in office.